Exhibit 32

 CERTIFICATIONS

In connection with the Quarterly Report of STWC Holdings, Inc. (the "Company") on Form 10-Q for the period ending October 31, 2018 as filed with the Securities and Exchange Commission (the "Report"), Erin Phillips, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1)                The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

December 14, 2018                                                                                             By: /s/Erin Phillips,
                                                                                                                                   Erin Phillips, Principal Executive and Financial Officer